Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2023 relating to the consolidated financial statements of Vincerx Pharma, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

March 28, 2023